UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2008 (February 26, 2008)

THE NASDAQ OMX GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 401-8700

THE NASDAQ STOCK MARKET, INC.

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2008, The NASDAQ OMX Group, Inc. (“Nasdaq”) entered into certain agreements as part of its arrangements with Borse Dubai Limited (“Borse Dubai”) relating to The Nasdaq Stock Market, Inc.’s consummation of its combination with OMX AB (publ) (“OMX”).

Amendment to OMX Transaction Agreement

Nasdaq, Borse Dubai and BD Stockholm AB entered into an amendment (the “Amendment”) to the OMX Transaction Agreement, dated November 15, 2007, for the purpose of clarifying certain provisions in the OMX Transaction Agreement.

Nasdaq Stockholders’ Agreement

Nasdaq and Borse Dubai entered into the Nasdaq Stockholders’ Agreement, which governs the shares of Nasdaq common stock, par value $0.01 per share (“Nasdaq Common Stock”) issued to Borse Dubai as partial consideration in the acquisition of OMX from Borse Dubai. Simultaneously with entering into the agreement, Borse Dubai acquired Nasdaq Common Stock representing 19.99% of the total Nasdaq Common Stock outstanding on a fully-diluted basis.

Transfer Restrictions

Under the terms of the Nasdaq Stockholders’ Agreement, Borse Dubai is restricted from transferring any of the Nasdaq Common Stock it acquired for a period of one year from the date of the Nasdaq Stockholders’ Agreement, subject to certain exceptions for transfers to, among others, its affiliates, Nasdaq and to the Borse Dubai Nasdaq Share Trust, a Delaware statutory trust (the “Trust”), under certain circumstances. Additionally, at no time may Borse Dubai transfer any Nasdaq Common Stock to a competitor of Nasdaq, other than in a change of control of Nasdaq, a public offering or sale pursuant to Rule 144 under the Securities Act or in limited circumstances involving not more than 5% of the outstanding Nasdaq Common Stock. During the 18 months following the date of the Nasdaq Stockholders’ Agreement, Borse Dubai may participate pro rata in any repurchases by Nasdaq of Nasdaq Common Stock or may contribute Nasdaq Common Stock to the Trust, in each case in order to maintain its ownership percentage of Nasdaq at or below 19.99%.

Trust Matters

For as long as the Trust continues to hold any shares of Nasdaq Common Stock, Borse Dubai has agreed to use its reasonable best efforts to cause the Trust to dispose of its Nasdaq Common Stock. However, Borse Dubai has no obligation to cause the Trust to dispose of any shares of Nasdaq Common Stock if the net amount that the Trust would receive from any sale of such shares is less than $51.52, the agreed-upon floor price. This implied share price is based upon the Swedish kronor/United States dollar exchange rate on the date of the Nasdaq Stockholders’ Agreement, and is subject to adjustment upward based upon certain reasonable expenses of the Trust and a 6% cost of capital, and downward for any distributions made by Nasdaq.

Board Representation

As long as Borse Dubai maintains at least one-half of its initial 19.99% ownership of Nasdaq, Borse Dubai will be entitled to propose for nomination two directors for election to Nasdaq’s Board of Directors, and Nasdaq will use its reasonable best efforts to ensure that one designee of Borse Dubai will be appointed to the Audit, Executive, Finance, and Management Compensation committees of Nasdaq’s Board of Directors and that one designee of Borse Dubai will be appointed to the Nominating Committee of Nasdaq’s Board of Directors, in each case subject to applicable law, regulation, stock exchange listing standard or committee composition standard.

As long as Borse Dubai maintains at least 25% of its initial 19.99% investment, Borse Dubai will be entitled to nominate one director for election to Nasdaq’s Board of Directors, but will have no right to appoint members of any committees of Nasdaq’s Board of Directors.

Standstill Restrictions

Under the terms of the Nasdaq Stockholders’ Agreement, until the earliest to occur (the “Standstill Termination Date”), of:

•	the 10th anniversary of the Nasdaq Stockholders’ Agreement;

•	Borse Dubai owning less than 10% of Nasdaq’s outstanding common stock;

•	Nasdaq entering into a definitive agreement with respect to a change of control of Nasdaq;

•	a change of control of Nasdaq;

•	directors nominated by Borse Dubai are not elected by shareholders at two consecutive meetings of shareholders for the election of Nasdaq’s Board of Directors; and

•	Nasdaq holds less than 25% of its original interest in the Dubai International Financial Exchange, subject to certain exceptions;

Borse Dubai will be restricted from (i) acquiring shares in excess of 19.99% on a fully-diluted basis of Nasdaq, (ii) soliciting proxies with respect to Nasdaq, (iii) proposing or seeking to effect a merger or change of control of Nasdaq, (iv) making public statements or otherwise directly or indirectly seeking to control the management or policies of Nasdaq or its subsidiaries or seeking additional board representatives or removal of directors, (v) forming a “group” with respect to Nasdaq or (vi) otherwise acting in concert with others regarding any of the foregoing.

In addition, if any third party makes a tender or exchange offer that is not recommended against by the Nasdaq’s Board of Directors, after 10 business days Borse Dubai may tender into that offer.

Preemptive Rights

At any time prior to the Standstill Termination Date, if Nasdaq effects an issuance of Nasdaq Common Stock or any securities exchangeable for, or convertible into, Nasdaq Common

Stock in any capital raising transaction, which we refer to as a preemptive issuance, that would cause Borse Dubai to own less than 19.99% (as may be reduced in certain circumstances) of Nasdaq Common Stock calculated on a fully diluted basis, Borse Dubai will have the right to purchase securities in such issuance to maintain the same total voting power as Borse Dubai owned immediately prior to such issuance. Borse Dubai’s purchase rights will not apply to the following issuances:

•	upon conversion of shares of Nasdaq’s current or future issued options, warrants or similar securities exercisable, convertible, or exchangeable for capital stock of Nasdaq;

•	any stock split or subdivision or similar transaction with respect to Nasdaq’s capital stock;

•

a preemptive issuance with respect to which Borse Dubai’s participation would require approval of Nasdaq’s stockholders regardless of the number of shares offered, which Nasdaq will use its reasonable best efforts to obtain, unless and until shareholder approval is obtained (but this exception shall not apply if the approval of Nasdaq’s stockholders is required for any other reason);

•

a preemptive issuance with respect to which Borse Dubai’s participation would require regulatory approvals, which Nasdaq will use its commercially reasonable efforts to obtain, unless and until such regulatory approvals have been obtained;

•	any issuance of capital stock of Nasdaq to employees, officers, directors of, and consultants, customers and vendors to, Nasdaq;

•	in connection with acquisitions by Nasdaq, whether by merger, consolidation, share exchange or other reorganization or business combination; and

•	upon exercise of securities issued pursuant to rights distributed to holders of Nasdaq Common Stock generally.

Registration Rights Agreement

Nasdaq, Borse Dubai and the Trust entered into the Registration Rights Agreement, which governs the registration of the Nasdaq Common Stock acquired by Borse Dubai and the Trust.

Demand Registrations

Following the 12 month anniversary of the date of the Registration Rights Agreement, each of Borse Dubai and the Trust will have the right to demand registration of the shares of Nasdaq Common Stock that it receives. Pursuant to the Registration Rights Agreement, each of Borse Dubai and the Trust may only demand registration for sales of Nasdaq Common Stock having a value (based on the average closing sale price per share of Nasdaq Common Stock for the 10 trading days preceding the registration request) of not less than $50 million. Borse Dubai will be entitled to six demand registrations and the Trust will be entitled to three demand registrations, each subject to certain exceptions.

Piggyback Registration

The Registration Rights Agreement also provides Borse Dubai and the Trust with piggyback registration rights such that if at any time Nasdaq proposes to file a registration statement with respect to any underwritten offering of its securities for its own account or for the account of any stockholder that holds its securities (subject to certain exceptions), Nasdaq is required to give written notice of such proposed filing to Borse Dubai and the Trust, and the notice must offer Borse Dubai and the Trust the opportunity to register such number of registrable securities as each of Borse Dubai and the Trust may request in writing.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the Registration Rights Agreement contains other limitations on the timing and ability of Borse Dubai and the Trust to exercise demands.

2.50% Convertible Senior Notes Due 2013

On February 26, 2008, Nasdaq completed the offering of $425 million aggregate principal amount (the “Initial Notes”) of its 2.50% Convertible Senior Notes due 2013 (the “Notes”). On February 29, 2008, the initial purchasers notified Nasdaq of their intention to exercise in full their over-allotment option to purchase up to an additional $50 million aggregate principal amount of Notes (the “Additional Notes”). The closing for the sale of the Additional Notes will occur on March 5, 2008. The Initial Notes were (and the Additional Notes will be) sold to the initial purchasers in a private placement (the “Notes Offering”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and were (or, in the case of the Additional Notes, will be) resold by the initial purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. In connection with the offering of the Notes, Nasdaq entered into an indenture and a registration rights agreement.

Indenture

The Notes bear interest at a rate of 2.50% per year. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2008. The Notes will mature on August 15, 2013, subject to earlier repurchase or conversion.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date for such Notes under the following circumstances: (1) during any fiscal quarter after the fiscal quarter ending June 30, 2008 (and only during such fiscal quarter), if the last reported sale price of Nasdaq’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the conversion price of the Notes on the last day of such preceding fiscal quarter; (2) during the five business-day period after any five consecutive trading-day period, or the measurement period, in which the trading price per $1,000 principal amount of the Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of Nasdaq’s common stock and the conversion rate of the Notes on each such day; or (3) upon the occurrence of certain corporate transactions. In addition, holders may also convert their Notes at their option at any time beginning on May 15, 2013, and ending at the close of business on the business day immediately preceding the maturity date for the Notes, without regard to the foregoing circumstances. Upon conversion, Nasdaq will pay or deliver, as the case may be, cash, shares of

Nasdaq common stock or a combination thereof at Nasdaq’s election. The initial conversion rate for the Notes will be 18.1386 shares of Nasdaq common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $55.13 per share of common stock. Such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest, including any additional interest.

Following certain corporate transactions, Nasdaq will increase the applicable conversion rate for a holder who elects to convert its Notes in connection with such corporate transactions by a number of additional shares of common stock.

Nasdaq may not redeem the Notes prior to their stated maturity date. If Nasdaq undergoes a fundamental change, holders may require it to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional interest, to, but excluding, the fundamental change purchase date.

The Indenture contains customary events of default.

The Notes and the underlying Nasdaq common stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any jurisdiction and are subject to certain restrictions on transfer.

Registration Rights Agreement

On February 26, 2008, Nasdaq entered into a registration rights agreement with the initial purchasers for the benefit of holders of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, in the event that “registrable securities” are held by non-affiliates on the day that is six months after the last date of original issuance of the Notes, Nasdaq will file, and have declared effective, by such date a shelf registration statement under the Securities Act to register resales of the registrable securities. “Registrable securities” is defined in the Registration Rights Agreement to mean the Notes and any shares of Nasdaq Common Stock into which the Notes are convertible, excluding any Notes or shares of Nasdaq Common Stock into which the Notes are convertible that are eligible to be sold to the public pursuant to Rule 144 under the Securities Act on any relevant date of determination.

If at anytime thereafter, Nasdaq is not current on its reporting obligations under the Securities Exchange Act of 1934, as amended, it will file and have declared effective a shelf registration statement covering the resale of the registrable securities and use its best efforts to keep any such shelf registration statement effective until the earliest of:

•	one year from the last date of original issuance of the Notes;

•	the date by which all registrable securities have been sold pursuant to such shelf registration statement; and

•	the date on which none of the securities available for sale under such shelf registration statement constitute registrable securities.

Nasdaq is permitted to suspend the use of the prospectus that is a part of such shelf registration statement for a period not to exceed an aggregate of 30 days in any 90-day period or an aggregate of 90 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Securities and Exchange Commission (the “Commission”) and similar events.

Nasdaq also agreed to file with, and have declared by, the Commission a shelf registration statement for any holder of registrable securities from the day that is six months after the last date of original issuance of the Notes until one year from the last date of the original issuance of the Notes, provided that such holder of registrable securities has requested such registration at least 30 days prior to the date such shelf registration statement is to be filed.

In addition, as of the one year-anniversary of the last date of original issuance of the notes, Nasdaq will remove restrictive legends from the Notes and any shares of Nasdaq Common Stock issued upon conversion of the Notes.

Subject to certain exceptions, if Nasdaq does not file a shelf registration for holders of registrable securities (or the prospectus contained therein ceases to be usable in connection with resales of Notes and any Nasdaq Common Stock issuable upon conversion of the Notes) or fails to remove the restrictive legends within the specified time periods, Nasdaq will pay additional interest on the Notes.

Financing

On February 27, 2008 (the “Closing Date”), Nasdaq entered into the Credit Agreement (the “Credit Agreement”), among Nasdaq, as borrower, the financial institutions party thereto as lenders, Bank of America, N.A., as administrative agent, collateral agent, swingline lender and issuing bank, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America Securities LLC and JP Morgan Securities Inc., as joint lead arrangers and joint bookrunners, and Wachovia Bank, National Association, as documentation agent, which Credit Agreement provides for up to $2,075.0 million of senior secured loans, including (i) a five-year, $2,000.0 million senior secured term loan facility (the “Term Loan Facility”), which consists of (a) a $625.0 million term loan facility allocated to the OMX acquisition and drawn by Nasdaq on the Closing Date; (b) a $425.0 million delayed draw term loan facility allocated to the purchase of the remaining OMX shares not purchased by Nasdaq on the Closing Date, which facility is available for six months following the Closing Date, (c) a $650.0 million delayed draw term loan facility allocated to Nasdaq’s contemplated acquisition of Philadelphia Stock Exchange, Inc., a Delaware corporation (“PHLX”), which facility is available until July 31, 2008, and (d) a $300.0 million delayed draw term loan facility allocated to Nasdaq’s contemplated acquisition of certain assets of Nord Pool ASA, a public limited company incorporated and existing under the laws of Norway (“Nord Pool”), which facility is available for six months following the Closing Date, and (ii) a five-year, $75.0 million senior secured revolving credit facility, with a letter of credit subfacility and swingline loan subfacility (the “Revolving Credit Facility”, and together with the Term Loan Facility, the “Credit Facilities”), which revolving credit facility was undrawn on the Closing Date. In addition, Nasdaq may request that prospective additional lenders under the Credit Agreement agree to make available incremental term loans and incremental revolving commitments from time to time after the Closing Date in an aggregate amount not to exceed $200.0 million.

In addition to providing financing for the acquisitions of OMX, PHLX and certain assets of Nord Pool, Nasdaq is using the debt financing under the Credit Facilities to (i) pay fees and expenses incurred in connection with such acquisitions, (ii) repay certain indebtedness of OMX, PHLX and their respective subsidiaries and (iii) provide ongoing working capital and provide for other general corporate purposes of Nasdaq and its subsidiaries.

Borrowings under the Credit Facilities (other than swingline loans) bear interest at (i) the base rate (the higher of the prime rate announced by the Bank of America, N.A, and the federal funds effective rate plus 0.50%), plus an applicable margin, or (ii) the LIBO rate (set by the British Bankers Association LIBOR Rate), plus an applicable margin. The interest rate on swingline loans made under the Credit Facilities is the base rate, plus an applicable margin.

Nasdaq’s obligations under the Credit Facilities (i) are guaranteed by each of the existing and future direct and indirect material wholly-owned domestic subsidiaries of Nasdaq, subject to certain exceptions, and (ii) are secured, subject to certain exceptions, by all the capital stock of each of Nasdaq’s present and future subsidiaries (limited, in the case of foreign subsidiaries, to 65.0% of the voting stock of such subsidiaries) and all of the present and future property and assets (real and personal) of Nasdaq and the guarantors.

The Credit Facilities contain customary negative covenants applicable to Nasdaq and its subsidiaries, including the following:

•	limitations on the payment of dividends and redemptions of Nasdaq’s capital stock;

•	limitations on changes in Nasdaq’s business;

•	limitations on amendment of subordinated debt agreements;

•	limitations on prepayments, redemptions and repurchases of debt;

•	limitations on liens and sale-leaseback transactions;

•	limitations on mergers, recapitalizations, acquisitions and asset sales;

•	limitations on transactions with affiliates;

•	limitations on restrictions on liens and other restrictive agreements; and

•	limitations on loans, guarantees, investments, incurrence of debt and hedging arrangements.

In addition, the Credit Facilities contain financial covenants, specifically, maintenance of a minimum interest expense coverage ratio and a maximum total leverage ratio, each defined in the Credit Facilities.

The Credit Facilities also contain customary affirmative covenants, including access to financial statements, notice of defaults and certain other material events, and maintenance of business and insurance, and events of default, including cross-defaults to our material indebtedness.

Nasdaq is permitted to repay borrowings under the Credit Facilities at any time in whole or in part, without penalty. Nasdaq is required to repay loans outstanding under the Credit Facilities (i) with net cash proceeds from sales of property and assets of Nasdaq and its subsidiaries (excluding inventory sales and other sales in the ordinary course of business) and casualty and condemnation proceeds, in each case subject to exceptions and thresholds to be agreed and subject to reinvestment rights; (ii) with net cash proceeds from the issuance or incurrence of additional indebtedness other than indebtedness permitted by the Credit Facilities; and (iii) with a percentage of Nasdaq’s excess cash flow, and the percentage of such excess cash flow Nasdaq is required to use for repayments varies depending on Nasdaq’s leverage ratio at the end of the year for which cash flow is calculated, starting in 2008, with the maximum repayment percentage set at 50.0% of excess cash flow.

The foregoing summary of the Indenture, the Note and the Notes Registration Rights Agreement, the Amendment, the Nasdaq Stockholders’ Agreement, the Registration Rights Agreement, the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the Indenture, the Note and the Notes Registration Rights Agreement, the Amendment, the Nasdaq Stockholders’ Agreement, the Registration Rights Agreement and the Credit Agreement, which are attached as Exhibits 4.1, 4.2, 4.3, 10.1,10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 27, 2008, Nasdaq completed its previously announced acquisition of OMX from Borse Dubai. Nasdaq acquired 117,227,931 shares, representing approximately 97%, of OMX from Borse Dubai in exchange for SEK 11,678,630,352 and 60,561,515 shares of Nasdaq Common Stock issued to Borse Dubai and the Trust.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2008, Nasdaq entered into the Indenture. The description of the Indenture set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

On February 27, 2008, Nasdaq entered into the Credit Agreement. The description of the Credit Agreement set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 27, 2008, Nasdaq completed the sale of 60,561,515 shares of Nasdaq Common Stock to Borse Dubai, 17,660,367 of which were deposited into the Trust, in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The shares formed a portion of the consideration used to acquire OMX. In total, Nasdaq paid SEK 11,678,630,352 and issued 60,561,515 shares of Nasdaq Common Stock to acquire 117,227,931 shares of OMX.

The information under the caption “Item 3.02. Unregistered Sales of Equity Securities” in the Current Report on Form 8-K of Nasdaq filed with the Commission on February 21, 2008 (File No. 000-32651) is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Officers

Magnus Böcker

(1) On March 3, 2008, Nasdaq announced the appointment of Magnus Böcker, age 46, as President effective February 27, 2008 upon the consummation of the combination of OMX and The Nasdaq Stock Market, Inc.

(2) Mr. Böcker previously was the President and Chief Executive Officer of OMX and was an OMX employee since 1986. From 1996 to 2003, he served as the Vice President of OM and the President of OM Technology. Mr. Böcker was the Chief Financial Officer of OMX and its predecessor from 1989 to 1996.

(3) Mr. Böcker was appointed President pursuant to the transaction agreement between Nasdaq and OMX, dated May 25, 2007, as supplemented on September 30, 2007, and as clarified on January 2, 2008. In connection with Mr. Böcker’s appointment, the Management Compensation Committee of Nasdaq’s Board of Directors approved for 2008 a base salary of $750,000, a target bonus opportunity of $1,000,000 and a future equity award valued at $2,500,000.

Item 8.01.	Other Information.

On February 27, 2008, Nasdaq issued a press release regarding the acquisition of OMX. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 3, 2008, Nasdaq issued a press release announcing the appointment of executive officers of Nasdaq. This press release is attached as Exhibit 99.2 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any required financial statements of OMX will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as February 26, 2008, between The Nasdaq Stock Market, Inc. and The Bank of New York

4.2	Form of 2.50% Convertible Senior Note due 2013

4.3	Registration Rights Agreement, dated February 26, 2008, among The Nasdaq Stock Market, Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC

10.1	Amendment to the OMX Transaction Agreement, dated as of February 27, 2008, among The Nasdaq Stock Market, Inc., Borse Dubai Limited and BD Stockholm AB

10.2	Nasdaq Stockholders’ Agreement, dated as of February 27, 2008, between The Nasdaq Stock Market, Inc. and Borse Dubai Limited

10.3	Registration Rights Agreement, dated as of February 27, 2008, among The Nasdaq Stock Market, Inc., Borse Dubai Limited and Borse Dubai Nasdaq Share Trust

10.4	Credit Agreement, dated February 27, 2008, among The Nasdaq Stock Market, Inc., the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, and JPMorgan Chase Bank, N.A., as Syndication Agent

99.1	Press release dated February 27, 2008

99.2	Press release dated March 3, 2008

99.3	The information under the caption “Item 3.02. Unregistered Sales of Equity Securities” in the Current Report on Form 8-K of The Nasdaq Stock Market, Inc., filed on February 21, 2008 (incorporated herein by reference to the information under the caption “Item 3.02. Unregistered Sales of Equity Securities” in the Current Report on Form 8-K (File No. 000-32651), filed by The Nasdaq Stock Market, Inc. with the Commission on February 21, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

By:	/s/ Edward S. Knight
Name:	Edward S. Knight
Title:	Executive Vice President and
General Counsel

Dated: March 3, 2008